                                                     Exhibit 1.3


                                ESCROW AGREEMENT



This ESCROW AGREEMENT (the "Agreement") is made and entered into this ____ day of __________, 1998, by and between Chapman Capital Management Holdings, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), The Chapman Co., a corporation organized under the laws of the State of Maryland (the "Underwriter"), and UMB BANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Escrow Agent (the "Escrow Agent").

                              W I T N E S S E T H :

WHEREAS, the Company is a corporation organized under the laws of the State of Maryland and the Underwriter is a corporation organized under the laws of the State of Maryland and is a wholly-owned direct subsidiary of the Company;

WHEREAS, the Company desires to offer for sale a maximum of 1,250,000 shares (the "Maximum Offering") of its common stock, $0.001 par value, (the "Shares"); and

WHEREAS, the Company has filed a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, and has made filings with certain state securities commissions under applicable state "blue sky" laws relating to the issuance and sale of the Shares;

WHEREAS, in compliance with the terms of the proposed offering set forth in the Preliminary and Final Prospectuses which are a part of the Registration Statement (the "Prospectus"), the Company will establish a segregated escrow account with the Escrow Agent (the "Escrow Account") into which proceeds (the "Subscription Proceeds") from subscriptions submitted by subscribers (the "Applicants") to purchase Shares (the "Subscriptions") will be deposited;

WHEREAS, THE OFFERING PERIOD FOR Subscriptions shall commence upon the effectiveness of the Registration Statement, which date of effectiveness will be certified in writing to the Escrow Agent by the Company and the Underwriter (the "Effective Date");

WHEREAS, the termination date of the offering period for Subscriptions will be on the earlier to occur of: the date selected by the Company, which date will be certified in writing to the Escrow Agent by the Company and the Underwriter; the date of the sale of the Maximum Offering; or the date that is one hundred eighty
(180) days after the Effective Date, unless extended by the Company for one or more additional periods not to exceed an additional thirty (30) days in the aggregate (the "Additional Periods"), in which case, on that date which such Additional Periods expire, provided that such Additional Periods are certified in writing to the Escrow Agent by the Company and the Underwriter, and provided further that the receipt of such notice by the Escrow Agent is prior to the termination of this Escrow Agreement (the "Termination Date" and the



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period from the Effective Date until the Termination Date is hereinafter referred to as the "Offering Period");

WHEREAS, upon the receipt by the Escrow Agent of not less than the Minimum Amount of Subscription Proceeds, the Escrow Agent shall notify the Underwriter and deliver the Subscription Proceeds to the order of the Company. The Escrow Agent shall continue to receive and deliver any Subscription Proceeds to the Company until the end of the Offering Period, on which date the Escrow Account shall terminate (the "Closing Date"); and

WHEREAS, the Escrow Agent has agreed to act as escrow agent in connection with and under this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

              l. Until the Closing Date, the Escrow Agent shall act as escrow agent hereunder and agrees to receive and hold the Subscriptions in accordance with this Agreement.

              2. All Subscriptions and checks received and not rejected by the Underwriter on behalf of the Company pursuant to the Prospectus during the Offering Period shall be transmitted directly to the Escrow Agent by 12:00 Noon Central Time of the next business day after the receipt thereof by the Underwriter, and shall be deposited by the Escrow Agent in the Escrow Account. In addition, the Underwriter shall deliver to the Escrow Agent names, addresses and a completed Form W-9 for each Applicant and such other information regarding any Applicant as the Escrow Agent may from time to time request in writing. In the event that the Minimum Amount (as hereafter defined in Section 8 hereof) is fully subscribed on the date of initial deposit to the Escrow Agent pursuant to Section 8 hereof, the information required by the immediately preceding sentence shall not be required. The Escrow Agent shall provide the Underwriter a statement of the assets held and transactions of the Escrow Account as the Underwriter shall from time to time request in writing.

              3. Notwithstanding the provisions of Paragraph 2 hereof, if at any time the Underwriter shall provide written notice to the Escrow Agent that any Subscription is invalid or unacceptable, in whole or in part, or that any Subscription Proceeds deposited with the Escrow Agent cannot be lawfully accepted, in whole or in part, the Escrow Agent shall promptly (within not less than ten (10) days) deliver to the Applicant submitting such Subscription , without deduction, the Subscription Proceeds (or portion thereof) which has been rejected.

              4. Upon acceptance of any Subscription and the deposit of the related Subscription Proceeds into the Escrow Account, the Underwriter shall provide prompt written notice to the Applicant of such acceptance.

              5. Promptly upon the Escrow Agent's receipt of Subscription Proceeds from the Underwriter, the Escrow Agent shall proceed to collect upon such payment instrument(s).

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      All such collection efforts shall be subject to the Escrow Agent's collection procedures in the ordinary course of its banking business; provided, however, that if any payment instrument at any time delivered to Escrow Agent hereunder shall be returned to Escrow Agent as being uncollectable, Escrow Agent shall attempt a second time to collect such item before returning such item to the Underwriter as uncollectable. Subject to the foregoing, Escrow Agent shall promptly give written notice to the Underwriter of any uncollected item delivered to Escrow Agent under this Agreement. Escrow Agent shall not be required or have a duty to take legal action to enforce payment of any uncollected item delivered to it under this Agreement. The Escrow Agent shall have no duty or obligation to collect (except for collection in the ordinary course of its banking business) any amounts at any time due in respect of any Subscriptions, and shall not be responsible for any defaults thereunder or hereunder by any other party, or for the application of any funds received by it from the Applicants after payment of such funds by it to the Company as herein provided. In the event that Escrow Agent shall have disbursed Subscription Proceeds to the Company or returned such moneys to the Applicant in accordance with this Agreement with respect to any payment instrument and subsequently it shall be determined that such item shall be uncollectable, the Company shall upon Escrow Agent's demand reimburse it for the amount so disbursed.

              6. Escrow Agent shall invest all Subscription Proceeds deposited with it hereunder, and earnings thereon, if any, in obligations of the United States Government or any agency thereof with maturities of no greater than ninety (90) days or in bank money market deposits or funds as the Company shall from time to time direct in writing, and the Escrow Agent shall incur no liability when investing in accordance with such direction.

               7. The Company and the Underwriter agree to certify in writing to the Escrow Agent the Effective Date and any Additional Periods. The Offering Period shall commence on the Effective Date and shall expire on the Termination Date.

              8. If Subscription Proceeds for not less than__________Dollars ($_______________) (the "Minimum Amount") are received and accepted by the Underwriter and not less than the Minimum Amount in Subscription Proceeds have been delivered to the Escrow Agent (along with other items required by Section 2 hereof), have cleared the banking system and are on deposit in available funds with the Escrow Agent, the Escrow Agent will notify the Underwriter and pay over to the order of the Company all of the Subscription Proceeds then on deposit in the Escrow Account, together with all interest or other income, if any, earned on the Subscription Proceeds held hereunder. Following such payment, the Escrow Agent shall continue to receive Subscription Proceeds as provided in Paragraph 2 hereof, and upon receipt of available funds on or before the Closing Date, shall deliver such Subscription Proceeds, from time to time, to the order of the Company. On the Closing Date, all duties and responsibilities of the Escrow Agent shall cease and terminate, including without limitation, the obligation to receive and collect Subscription Proceeds and deliver same to Company.

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

               9. If Subscription Proceeds for not less than the Minimum Amount have not been received by the Escrow Agent in available funds by 4:00 P.M. Central Time on the final day of the Offering Period, Subscription Proceeds held hereunder by the Escrow Agent will be returned by the Escrow Agent to the Applicants and any interest earned upon the Subscription Proceeds shall be paid over to the order of the Company promptly following the expiration of the Offering Period.

             10. Prior to delivery to it of the Subscription Proceeds, the Company shall have no title, right, claim, lien or any other interest in the funds held in escrow hereunder, and such funds shall under no circumstances be available to the Company or its creditors for payment or reimbursement for liabilities or indebtedness.

             11. It is understood and agreed, further, that the Escrow Agent shall:

                      A. have no duty to compel delivery of any Subscription by
                  the Underwriter or the Company and shall be under no duty to deliver any Subscription, or to pay and transfer any moneys hereunder, unless the same shall have been first received by the Escrow Agent pursuant to the provisions of this Agreement;

                      B. be under no duty to enforce payment of any Subscription which is to be paid to and held by it hereunder;

                      C. be under no duty to accept any information from any
                  person or entity other than the Underwriter and the Company, or their designated agents, and then only to the extent and in the manner expressly provided for in this Agreement;

                      D. act hereunder as a depository only and be protected in
                  acting upon any Subscription, and related items supplied pursuant to Section 2 hereof, and the information contained therein without responsibility to determine the validity or sufficiency of the same, and be protected in acting upon any other notice, opinion, request, certificate, approval, consent or other paper delivered to it and represented to it to be genuine and to be signed by the proper party or parties;

                      E. be deemed conclusively to have given and delivered any
                  notice required to be given or delivered hereunder if the same is in writing, signed by any one of its authorized officers and (1) mailed, by registered or certified mail, postage prepaid, or (2) by hand delivery, in a sealed wrapper, addressed to the Underwriter or the Company and manually receipted for by the addressee;

                      F. be indemnified and held harmless by the Company and the
                  Underwriter, jointly and severally, against any claim made against it by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss, liability, cost, suit or expense, including attorneys' fees and other expense of defending itself against any claim of liability it may sustain in carrying


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

                  out the terms of this Agreement except such claims which are occasioned by its gross negligence or willful misconduct;

                      G. have no liability or duty to inquire into the terms and conditions of the Prospectus, Registration Statement, Subscriptions or any of the exhibits annexed thereto, nor to ascertain or compel compliance by the Company or the Underwriter with any of the requirements thereof or of law or regulation, and that its duties and responsibilities shall be limited to those expressly set forth under this Agreement and are purely ministerial in nature;

                      H. be permitted to consult with counsel of its choice,
                  including in-house counsel, and shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the advice of such counsel, provided, however, that nothing contained in this Subparagraph H, nor any action taken by the Escrow Agent, or of any such counsel, shall relieve the Escrow Agent from liability for any claims which are occasioned by its gross negligence or willful misconduct, all as provided in Subparagraph F above;

                      I. not be bound by any amendment or revocation of this Agreement, unless the same shall be in writing and signed by all of the parties to this Agreement;

                      J. be entitled, should it be uncertain as to its duties
                  and rights hereunder (including, without limitation, uncertainty resulting from receipt of conflicting instructions or directions from any of the parties hereto), to refrain from taking any action other than to keep all property held by it in escrow hereunder until it shall be directed otherwise in writing by the Underwriter and the Company, or by a final judgment by a court of competent jurisdiction;

                      K. have no liability for following the instructions herein contained or expressly provided for, or written instructions given, by the Underwriter or the Company;

                      L. have the right, at any time, to resign hereunder by
                  giving written notice of its resignation to the Underwriter and the Company at their address as set forth in Paragraph 12 hereof, at least thirty (30) days before the date specified for such resignation to take effect, and upon the effective date of such resignation:

                           (l) all cash and other funds and all other property
                      then held by the Escrow Agent hereunder shall be delivered by it to such successor Escrow Agent as may be designated in writing by the Company, whereupon the Escrow Agent's obligations hereunder shall cease and terminate;

                          (2) if no such successor Escrow Agent has been
                      designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, and the Escrow Agent's sole responsibility thereafter shall be to


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

                      keep all property then held by it and to deliver the same to a person designated in writing by the Company or in accordance with the directions of a final order or judgment of a court of competent jurisdiction; yet, if no such designation, order or judgment is received by Escrow Agent within thirty (30) days after its giving such resignation notice, it is unconditionally and irrevocably authorized and empowered to petition a court of competent jurisdiction for directions.

                      M. be reimbursed by the Company at the termination of the escrow for all reasonable costs, fees, charges, expenses, disbursements and advances (including, but not limited to, acceptance and administration fees and expenses as provided in Exhibit A hereto, as well as legal, consultant and advisor fees and charges) incurred or made by it in accordance with any provision of this Agreement, or as a result of the acceptance of this Agreement.


              12. By acceptance of its duties hereunder, the Escrow Agent makes no representation as to and is not responsible or liable in any manner for the sufficiency, correctness, genuineness, or validity of this Agreement, the Shares, the Registration Statement, the Prospectus, or any related document or instrument.


             13. All deliveries and notices to the Escrow Agent shall be effective upon receipt by the Escrow Agent and shall be in writing and sent or delivered to:

                          UMB BANK, N.A.
                          ATTN:  Corporate Trust Division
                          928 Grand Avenue
                          P. O. Box 419226
                          Kansas City, MO  64141-6226

              Any notice given on behalf of the Company or the Underwriter shall be signed by one or more of the officers of the Company or the Underwriter, as the case may be, and shall be sufficient for all purposes hereunder.

              All deliveries and notices hereunder to the Company and the Underwriter shall be in writing and shall be sent or delivered to:

                 The Company at:
                          Chapman Capital Management Holdings, Inc.
                          Attn: Nathan A. Chapman, Jr.
                          World Trade Center - Baltimore
                          401 E. Pratt Street, 28th Floor
                          Baltimore, MD 21202

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


                 The Underwriter at:
                          The Chapman Co.
                          Attn: Nathan A. Chapman, Jr.
                          World Trade Center - Baltimore
                          401 E. Pratt Street, 28th Floor
                          Baltimore, MD  21202

              A copy of each delivery, notice and/or report, whether given by the Underwriter, the Company or the Escrow Agent, shall be simultaneously sent or delivered to each of the other parties to this Agreement.

             14. Any invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

               15. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim. This Agreement shall be construed in accordance with the laws of the State of Missouri and may be amended or resolved only by a writing executed by the parties hereto.

              IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the day and year first above written.


                                               Chapman Capital Management
                                               Holdings, Inc.,
                                               Company


                                               By:
                                                  -----------------------------
                                               Title
                                                     --------------------------


                                               The Chapman Co.,
                                               Underwriter


                                               By:
                                                  -----------------------------
                                               Title:
                                                     --------------------------



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

                                                UMB BANK, N.A., as Escrow Agent,
                                                Escrow Agent


                                                By:
                                                    ----------------------------
                                                Title
                                                      --------------------------
















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



                                    EXHIBIT A



         Acceptance and Annual Fee - review
                  escrow agreement and establish and
                  maintain account                                     $1,500.00

         Transaction Fees
                  (a) per subscriber deposit                                2.00
                  (b) per subscriber interest payment                       3.00
                  (c) per subscriber return of
                           subscription amount if
                           minimum amount not sold                          5.00
                  (d) per subscriber subscription rejection                10.00
                  (e) per returned check                                   10.00
                  (f) per Form 1099 (Int., B or Misc.)                      1.00



In addition to the specified fees, all expenses related to the administration of the Agreement and the Escrow Account (other than normal overhead expenses of the regular staff) such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable. The acceptance and annual fee will be payable by Chapman Capital Management Holdings, Inc. at the termination of the escrow. Other fees and expenses will be billed as incurred or at the termination of the escrow.







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